Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

W&T OFFSHORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid (Primary)	Equity	Common Stock, par value $0.00001 per share	457(o)	(1)(2)	(3)	(1)
	Equity	Preferred Stock, par value $0.00001 per share	457(o)	(1)(2)	(3)	(1)
	Debt	Debt Securities	457(o)	(1)(2)	(3)	(1)
	Debt	Guarantees of Debt Securities(4)	457(o)	(1)(2)	(3)	(1)
	Other	Depositary Shares	457(o)	(1)(2)	(3)	(1)
	Other	Warrants	457(o)	(1)(2)	(3)	(1)
	Unallocated (Universal Shelf)	—	457(o)	(1)(2)	(3)	$16,998,753.00(6)	0.00015310	$ 2,603.00
Fees to Be Paid (Secondary)	Equity	Common Stock, par value $0.00001 per share	457(o)	2,305,941	(5)	$5,303,664.30(7)	0.00015310	$ 812.00
Carry Forward Securities
Carry Forward Securities (Primary)	Equity	Common Stock, par value $0.00001 per share	415(a)(6)	(1)(2)	(3)	(1)
	Equity	Preferred Stock, par value $0.00001 per share	415(a)(6)	(1)(2)	(3)	(1)
	Debt	Debt Securities	415(a)(6)	(1)(2)	(3)	(1)
	Debt	Guarantees of Debt Securities(4)	415(a)(6)	(1)(2)	(3)	(1)
	Other	Depositary Shares	415(a)(6)	(1)(2)	(3)	(1)
	Other	Warrants	415(a)(6)	(1)(2)	(3)	(1)
	Unallocated (Universal Shelf)	—	415(a)(6)	(1)(2)	(3)	$483,001,247.00(6)		(6)	Form S-3	333-260248	October 25, 2021	$44,774.00(6)
Carry Forward Securities (Secondary)	Equity	Common Stock, par value $0.00001 per share	415(a)(6)	48,299,141	(5)	(8)		(8)	Form S-3	333-260248	October 25, 2021	$269.22(8)
		Total Offering Amounts				$22,302,417.30		$3,415.00
		Total Fees Previously Paid						N/A
		Total Fee Offsets						N/A
		Net Fee Due						$3,415.00

(1)	There are being registered hereunder such indeterminate number or amount, as the case may be, of shares of common stock, preferred stock, debt securities, guarantees of debt securities, depositary shares and warrants to be sold by the Registrant from time to time at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. This registration statement also covers an indeterminate number or amount, as the case may be, of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including under any applicable anti-dilution provisions. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $500,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)	Subsidiaries of W&T Offshore, Inc. named as co-registrants may fully and unconditionally guarantee on an unsecured basis the debt securities of W&T Offshore, Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the debt securities being registered.

(5)	With respect to the offering of shares of the Registrant’s common stock by the selling shareholder, the proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the selling stockholder.

(6)	The Registrant previously filed a registration statement on Form S-3 (File No. 333-260248), initially filed by the registrant with the Securities and Exchange Commission on October 14, 2021 and declared effective on October 25, 2021 (the “Prior Registration Statement”), registering an aggregate of $500,000,000.00 of an indeterminate number of securities to be offered by the Registrant from time to time. The Registrant did not owe a filing fee after giving effect to a fee offset for the $500,000,000.00 of securities registered on the Prior Registration Statement. On March 18, 2022, the Registrant initiated an At-The-Market program for its common stock having an aggregate gross sales price of up to $100,000,000.00 (the “ATM Program”). To date, the Registrant has sold shares of common stock having an aggregate gross sales price of $16,998,753.00 under the ATM Program. In connection therewith, $483,001,247.00 of the securities registered on the Prior Registration Statement remain unsold, leaving $44,774.00 in previously paid fees available to use in connection with carrying forward the unsold securities from the Prior Registration Statement (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). Accordingly, a registration fee of $2,603.00 is due to be paid at this time for the registration of the securities offered hereby. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

(7)	Estimated solely for the purposes of computing the registration fee in accordance with pursuant to Rule 457(c) under the Securities Act, based upon $2.31, the average of the high and low prices of the Registrant’s common stock as quoted on the New York Stock Exchange on October 9, 2024 (a date within five business days prior to the filing of this registration statement).

(8)	Represents 48,299,141 shares of common stock being carried forward hereunder (the “Unsold Secondary Securities”) that were previously registered for resale by the selling shareholder pursuant to the Prior Registration Statement that remain unsold. The Registrant previously filed the Prior Registration Statement registering the Unsold Secondary Securities for resale by the selling shareholder from time to time, for which the Registrant paid a filing fee of $269.22 after giving effect to a fee offset. In connection therewith, all 48,299,141 shares of the Unsold Secondary Securities remain unsold leaving $269.22 in previously paid fees available to carry forward (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). Accordingly, a registration fee of $812.00 is due to be paid at this time for the registration of the secondary securities offered hereby. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

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